UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2005

Ameritrade Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-49992 (Commission File Number)	82-0543156 (I.R.S. Employer Identification Number)

4211 South 102nd Street Omaha, Nebraska (Address of principal executive offices)	68127 (Zip Code)

Registrant’s telephone number, including area code: (402) 331-7856

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
Agreement of Sale and Purchase
Stockholders Agreement
Voting Agreement

Item 1.01	Entry into a Material Definitive Agreement.

Agreement of Sale and Purchase

On June 22, 2005, Ameritrade Holding Corporation, a Delaware corporation (“Ameritrade”), entered into an Agreement of Sale and Purchase (the “Purchase Agreement”) with The Toronto-Dominion Bank, a Canadian chartered bank (“TD”), pursuant to which Ameritrade agreed to purchase from TD (the “Share Purchase”) all of the capital stock of TD Waterhouse Group, Inc., a Delaware corporation and wholly owned subsidiary of TD (“Waterhouse”) in exchange for 193,600,000 shares of common stock, par value $0.01 per share, of Ameritrade (“Ameritrade Common Stock”) and $20,000 in cash. The shares of Ameritrade Common Stock issuable to TD in the Share Purchase will represent approximately 32% of the outstanding shares of Ameritrade after giving effect to the transaction. In connection with the acquisition, Ameritrade will change its name to TD Ameritrade effective at the completion of the transaction.

The Purchase Agreement specifies that prior to the consummation of the Share Purchase Waterhouse will conduct a reorganization in which it will transfer its Canadian retail securities brokerage business and TD Waterhouse Bank, N.A. to TD such that at the time of consummation of the Share Purchase Waterhouse will retain only its United States retail securities brokerage business. Waterhouse will also distribute to TD any excess capital of Waterhouse above certain thresholds prior to the consummation of the Share Purchase. The Purchase Agreement further contemplates that Ameritrade will pay a special cash dividend of $6.00 per share in respect of the shares of Ameritrade Common Stock outstanding prior to the consummation of the Share Purchase.

Ameritrade and TD each made customary representations, warranties and covenants in the Purchase Agreement, including, among others, covenants to conduct Ameritrade’s and Waterhouse’s respective businesses in the ordinary course consistent with past practice during the period between the execution of the Purchase Agreement and consummation of the Share Purchase and to refrain from certain kinds of transactions during that period. Ameritrade further agreed (i) to hold a meeting of its stockholders to consider the approval of the issuance of Ameritrade Common Stock in the Share Purchase and certain other matters related to the Share Purchase and the other transactions contemplated by the Purchase Agreement, (ii) subject to certain exceptions, for its board of directors to recommend adoption and approval by its stockholders of the matters contemplated by clause (i) above, (iii) not to solicit proposals relating to alternative business combination transactions and (iv) subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions. Ameritrade and TD each agreed to indemnify the other for certain losses arising out of breaches of representations and warranties, covenants and other specified matters.

Consummation of the Share Purchase is subject to customary conditions, including (i) the approval of the issuance of Ameritrade Common Stock in the Share Purchase and certain other related matters by the stockholders of Ameritrade, (ii) absence of any law or order prohibiting the consummation of the Share Purchase and the other transactions contemplated by the Purchase Agreement, (iii) expiration or termination of the applicable Hart-Scott-Rodino waiting period and receipt of certain other regulatory approvals, (iv) subject to certain exceptions, the accuracy of the representations and warranties of the parties and (v) the declaration of the special cash dividend of $6.00 per share in respect of the shares of Ameritrade Common Stock outstanding prior to the consummation of the Share Purchase.

The Purchase Agreement contains certain termination rights for both Ameritrade and TD and further provides that, upon termination of the Purchase Agreement under specified circumstances, Ameritrade may be required to pay TD a termination fee of $97 million. In connection with the Purchase Agreement, TD was given rights to have its shares registered for resale with the SEC, and TD licensed Ameritrade to use the “TD” name in connection with the operation of the TD Ameritrade business. The parties also agreed to establish bank sweep account and mutual fund relationships.

In addition, Ameritrade and TD also entered into a stock purchase agreement which provides for the purchase by TD of Ameritrade Canada, Inc. for $60 million in cash. After the consummation of the Share Purchase, Ameritrade will not compete or own any portion of a business that competes with TD in Canada (including in the retail securities brokerage business).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated into this report by reference.

Stockholders Agreement

On June 22, 2005, Ameritrade, TD and J. Joe Ricketts (“J. Joe Ricketts”) and certain of his affiliates entered into a Stockholders Agreement (the “Stockholders Agreement”). The Stockholders Agreement sets forth certain governance arrangements and contains various provisions relating to stock ownership, voting and other matters. The Stockholders Agreement also contemplates changes to the Company’s certificate of incorporation and bylaws to give effect to and facilitate the provisions contained in the Stockholders Agreement.

The Stockholders Agreement provides that following consummation of the Share Purchase, TD (and J. Joe Ricketts, if he elects to participate as a co-bidder) will commence a cash tender offer pursuant to which TD will offer to purchase a number of shares of TD Ameritrade Common Stock such that, upon successful completion of the offer, TD will own 39.9% of the outstanding TD Ameritrade Common Stock. If J. Joe Ricketts elects to participate in the tender offer, he may offer to purchase up to the number of shares of TD Ameritrade Common Stock such that, upon successful completion of the tender offer, he and certain of his affiliates (the “Ricketts Parties”) collectively own 29% of the outstanding TD Ameritrade Common Stock. The offer price will be no less than $16 per share and the offer will not be subject to any minimum condition on the number of shares tendered. The Stockholders Agreement further provides that following the Share Purchase and the tender offer, TD may acquire additional shares of TD Ameritrade Common Stock only up to an aggregate ownership interest of 39.9% of the outstanding shares of TD Ameritrade Common Stock for a period of three years, and up to an aggregate ownership of 45% for the remaining term of the Stockholders Agreement, and the Ricketts Parties may acquire additional shares of TD Ameritrade Common Stock only up to an aggregate ownership interest of up to 29% of the outstanding TD Ameritrade Common Stock. The Stockholders Agreement also provides that TD will not, subject to certain exceptions, solicit proxies with respect to TD Ameritrade Common Stock. Notwithstanding the limitations on TD’s ownership described above, the Stockholders Agreement permits TD to make a non-public proposal to the TD Ameritrade board of directors to acquire additional shares pursuant to a tender offer or merger for 100% of the outstanding shares of TD Ameritrade Common Stock and to complete such a transaction, subject to the approval of independent directors and holders of a majority of the outstanding shares of TD Ameritrade Common Stock not affiliated with TD.

In addition, TD and the Ricketts Parties will have the right to purchase up to their respective proportionate share of future issuances of TD Ameritrade Common Stock, other than in connection with TD Ameritrade stock issued as consideration in an acquisition by TD Ameritrade and certain other issuances specified in the Stockholders Agreement. If TD Ameritrade proposes to issue shares as consideration in an acquisition, TD Ameritrade will discuss in good faith with TD and the Ricketts Parties alternative structures in which all or a portion of such shares would be sold to TD or the Ricketts Parties, with the

2

proceeds of such sale used to fund the acquisition. The Stockholders Agreement also generally requires TD Ameritrade to make regular repurchases of its Common Stock following consummation of the Share Purchase to offset dilution from stock option exercises.

The Stockholders Agreement provides that the TD Ameritrade board of directors following consummation of the Share Purchase will consist of 12 members, five of whom will be designated by TD, three of whom will be designated by the Ricketts Parties, one of whom will be the chief executive officer of TD Ameritrade, and three of whom will be independent board members to be designated prior to the consummation of the Share Purchase. The right of each of TD and the Ricketts Parties to designate directors is subject to their maintenance of specified ownership thresholds of TD Ameritrade Common Stock. The Stockholders Agreement also sets forth procedures by which outside director vacancies will be filled. The board of TD Ameritrade will continue to be classified into three classes, with each class serving staggered three year terms. The parties to the Stockholders Agreement each agreed to vote their shares of TD Ameritrade Common Stock in favor of, and TD Ameritrade agreed that it would solicit votes in favor of, each director nominated for election in the manner provided for in the Stockholders Agreement.

The Stockholders Agreement generally prohibits TD and the Ricketts Parties from transferring shares of TD Ameritrade Common Stock, absent approval of the independent directors, to any holder of 5% or more of the outstanding shares of TD Ameritrade, subject to certain exceptions.

The Stockholders Agreement also prohibits TD and J. Joe Ricketts, so long as he is a director of TD Ameritrade, from owning any portion of a business that competes with TD Ameritrade. If TD acquires indirectly a competing business as a result of its acquisition of a non-competing business, TD must offer to sell the competing business to TD Ameritrade at its appraised fair value as determined in accordance with the terms of the Stockholders Agreement. If TD Ameritrade decides not to purchase the competing business, TD must use commercially reasonable efforts to divest the competing business within two years. In addition to the restriction on competing with TD in Canada described above, Ameritrade agreed that it will not hold or acquire control of a bank or similar depository institution except (i) incidentally in connection with the acquisition of an entity not principally engaged in the banking business or (ii) in the event that TD does not hold control of any bank or similar depository institution which is able to offer money market deposit accounts to customers of Ameritrade as a designated sweep vehicle or TD has indicated that it is not willing to offer such accounts to customers of Ameritrade through one or more of any banks or similar depository institutions it controls.

If TD Ameritrade engages in discussions with a third party that could result in the acquisition by such party of 25% of the voting securities or consolidated assets of TD Ameritrade, TD Ameritrade must offer TD the opportunity to participate in parallel discussions with TD Ameritrade regarding a comparable transaction.

The Stockholders Agreement will terminate (i) with respect to either TD or the Ricketts Parties, when either of their aggregate ownership of TD Ameritrade Common Stock falls below approximately 4%, and (ii) upon the earliest to occur of (v) the consummation of a merger or tender offer where TD acquires 100% of the TD Ameritrade Common Stock, (w) the tenth anniversary of the consummation of the Share Purchase, (x) the commencement by a third party of a tender offer or exchange offer for not less than 25% of TD Ameritrade Common Stock unless the TD Ameritrade board recommends against such tender offer or exchange offer and continues to take steps to oppose such tender offer or exchange offer, (y) the approval by the TD Ameritrade board of a business combination that would result in another party owning 25% of the voting securities or consolidated assets of TD Ameritrade or which would otherwise result in a change of control of TD Ameritrade, or (z) the acquisition of 20% of the voting securities of TD Ameritrade by a third party. For a period of up to one year following a termination under (ii)(x), (ii)(y) or (ii)(z), TD and the Ricketts Parties will be prohibited from acquiring shares of TD Ameritrade Common Stock that would cause its aggregate ownership to exceed 45% (39.9% in the first three years) in the case of TD, or 29% in the case of the Ricketts Parties, except pursuant to a tender offer or merger for 100% of the outstanding shares of TD Ameritrade Common Stock approved by the holders of a majority of the outstanding shares of TD Ameritrade Common Stock (other than the Ricketts Parties and TD); provided further that during that one year period, the provisions of the Stockholders Agreement relating to the designation of directors, and certain other provisions, will remain in effect.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement, a copy of which is filed as Exhibit

3

10.1 hereto and is incorporated into this report by reference.

Voting Agreement

On June 22, 2005, TD entered into a voting agreement with each of J. Joe Ricketts and certain of his affiliates, entities affiliated with TA Associates and entities affiliated with Silver Lake Partners (the “Voting Agreement”), who collectively beneficially own approximately 34% of the outstanding shares of Ameritrade Common Stock, pursuant to which each party agreed to vote such party’s shares of Ameritrade Common Stock in favor of the issuance of Ameritrade Common Stock in the Share Purchase and the related matters submitted for the approval of the Ameritrade stockholders and against competing proposals unless Ameritrade has effected a change in recommendation with respect to the transaction as permitted under the Purchase Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated into this report by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the issuance of shares of Ameritrade Common Stock set forth in Item 1.01 above under the heading “Agreement of Sale and Purchase” is incorporated herein by reference.

The shares of Ameritrade Common Stock to be issued to TD upon the consummation of the Share Purchase will be offered and sold in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended. The basis for relying on this exemption is that the Share Purchase was a privately negotiated transaction with one accredited investor that did not involve a general solicitation.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Agreement of Sale and Purchase between Ameritrade Holding Corporation and The Toronto-Dominion Bank dated as of June 22, 2005

10.1	Stockholders Agreement among Ameritrade Holding Corporation, The Toronto-Dominion Bank, J. Joe Ricketts and certain of his affiliates dated as of June 22, 2005

10.2	Voting Agreement among The Toronto-Dominion Bank, J. Joe Ricketts and certain of his affiliates, TA Associates and certain of its affiliates, and Silver Lake Partners and certain of its affiliates, dated as of June 22, 2005

Additional Information and Where to Find It

In connection with the proposed transaction, Ameritrade will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68124, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.

Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Ameritrade described above. Information regarding Ameritrade’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 24, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov and by directing a request to The Toronto-Dominion Bank, c/o TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2, Attention: Investor Relations (416) 308-9030.

4

The tender offer for outstanding shares of Ameritrade common stock described in this document has not commenced. At the time the tender offer is commenced, The Toronto-Dominion Bank and J. Joe Ricketts, if he participates in the tender offer, will file a tender offer statement on Schedule TO with the SEC, and Ameritrade will file a solicitation/recommendation statement on Schedule 14D-9. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that Ameritrade’s security holders should read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Ameritrade’s security holders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC in connection with the tender offer) will be available at no charge on the SEC’s web site at www.sec.gov.

5

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERITRADE HOLDING CORPORATION
Date: June 28, 2005	By:	/s/ John R. MacDonald
		Name:	John R. MacDonald
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
2.1	Agreement of Sale and Purchase between Ameritrade Holding Corporation and The Toronto-Dominion Bank dated as of June 22, 2005

10.1	Stockholders Agreement among Ameritrade Holding Corporation, The Toronto-Dominion Bank, J. Joe Ricketts and certain of his affiliates dated as of June 22, 2005

10.2	Voting Agreement among The Toronto-Dominion Bank, J. Joe Ricketts and certain of his affiliates, TA Associates and certain of its affiliates, and Silver Lake Partners and certain of its affiliates, dated as of June 22, 2005